SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):   November 2, 1999




             CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV
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        (Exact name of registrant as specified in its charter)




     Illinois                   0-16111                 36-3314827
-------------------         --------------         --------------------
(State or other)              (Commission          (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
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                   900 THIRD AVENUE OFFICE BUILDING

                          NEW YORK, NEW YORK
                   --------------------------------


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. On November 2, 1999, 900 Third Avenue Associates ("JMB/900"), a joint venture between Carlyle Real Estate Limited Partnership - XV (the "Partnership") and Carlyle Real Estate Limited Partnership - XIV ("Carlyle - XIV"), an affiliated partnership sponsored by the Corporate General Partner of the Partnership, through Progress Partners, sold the land, building and related improvements of the 900 Third Avenue office building (the "Property"), located in New York, New York. As a result of the acquisition of the interests of the former venture partners in Progress Partners earlier this year, JMB/900 owns, directly or indirectly, substantially all of the interests in Progress Partners. The purchaser of the Property, Paramount Group, Inc., a Delaware corporation, is not affiliated with the Partnership or its General Partners and the sale price was determined by arm's length negotiations. The Property is an approximate 560,000 square foot office building, and as of the date of sale was approximately 98% occupied.

     The sale price was approximately $163,000,000. Upon closing, Progress Partners received cash of approximately $61,700,000 (net of closing costs but before prorations). The cash received is also net of the repayment of the mortgage loan secured by the Property of approximately $87,000,000, a prepayment penalty of approximately $5,800,000 and the final payment of approximately $2,500,000 to the former venture partners pursuant to a settlement agreement in which JMB/900 purchased all of the former venture partners' interests in Progress Partners. Additionally, in connection with the sale of the Property, Progress Partners received the balance (approximately $16,100,000) in an escrow account that had been controlled by the mortgage lender for the payment of real estate taxes and re-leasing costs for the Property. The Property was classified as held for sale as of July 1, 1998 and therefore has not been subject to continued depreciation from such date for financial reporting purposes. As a result of this sale, JMB/900 expects to recognize a gain of approximately $55,000,000 and $78,000,000 for financial reporting and Federal income tax purposes, respectively. The Partnership's share of such items is expected to be approximately $36,700,000 and $52,000,000, respectively. Additionally, as a result of this transaction, JMB/900 expects to recognize extraordinary losses of approximately $5,900,000 (of which the Partnership's share is approximately $4,000,000) for financial reporting purposes. As is customary in such transactions, Progress Partners has agreed to certain representations, warranties and covenants with stipulated survival periods, which expire on September 15, 2000. Although it is not expected, Progress Partners may ultimately have some liability under such representations, warranties and covenants, which are limited to actual damages and shall in no event, exceed $2,000,000. As required by the sale agreement, Progress Partners has placed this amount into escrow.

     The terms of the JMB/900 venture agreement generally provide that sale proceeds will be allocated or distributed, as the case may be, 66.67% to the Partnership and 33.33% to Carlyle - XIV.

     The Partnership Agreement of the Partnership provides that subject to certain conditions, the General Partners shall receive as a distribution from the proceeds from the sale of a real property up to 3% of the selling price, and that the remaining proceeds (after expenses and retained working capital) be distributed 85% to the Limited Partners and 15% to the General Partners. However, prior to such distributions being made, the Limited Partners are entitled to receive 99% of net sale or refinancing proceeds and the General Partners shall receive 1% until the Limited Partners have received (i) cash distributions of sale or refinancing proceeds in an amount equal to the Limited Partners' aggregate initial capital investment in the Partnership and (ii) cumulative cash distributions from the Partnership's operations which, when combined with the sale or refinancing proceeds previously distributed, equal a 6% annual return on the Limited Partners' average adjusted capital investment for each year (their initial


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capital investment reduced by sale or refinancing proceeds previously distributed) commencing with the third fiscal quarter of 1986. Since the Limited Partners have not yet received, and are not expected to receive, the amounts stipulated in items (i) and (ii) above, the General Partners are not expected to receive any share of the proceeds from this sale of this Property.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

     (a)   Financial Statements. Not applicable

     (b)   Proforma financial information - Narrative

           As a result of the sale of the Property, after November 2, 1999, there will be no further rental income, interest income, mortgage and other interest, property operating expenses, amortization of deferred expenses and venture partners' share of venture operations in the consolidated financial statements of the Partnership, which for the nine months ended September 30, 1999 were approximately $17,609,000, $502,000, $6,116,000, $7,409,000, $470,000 and ($2,105,000), respectively. Such operating results reflect the classification of the Property as held for sale as of July 1, 1998, and therefore the Property has not been subject to continued depreciation from such date. Additionally, as a result of such sale, there will be no further assets and liabilities related to the Property, which at September 30, 1999 consisted of cash of approximately $4,329,000, escrow deposits of approximately $14,255,000, prepaid expenses of approximately $1,349,000 and other current assets of approximately $233,000, property held for sale or disposition of approximately $97,472,000, deferred expenses of approximately $2,037,000, accounts payable of approximately $389,000, accrued interest payable of approximately $677,000, note payable of approximately $2,500,000, long term debt (including current portion) of approximately $86,708,000, tenant security deposits of approximately $1,003,000 and venture partner's subordinated equity in venture of approximately $10,548,000.

     (c)   Exhibits

           10.1 Agreement of Purchase and Sale between Progress Partners and Paramount Group, Inc. dated July 27, 1999.

           10.2 Amendment to Agreement of Purchase and Sale between Progress Partners and Paramount Group, Inc. dated September 17, 1999.

           10.3 Second Amendment to the Agreement of Purchase and Sale between Progress Partners and Paramount Group, Inc. dated October 20, 1999.

           10.4 Third Amendment to the Agreement of Purchase and Sale between Progress Partners and Paramount Group, Inc. dated November 2, 1999.




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                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                      CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XV

                      BY:   JMB Realty Corporation
                            Corporate General Partner


                      By:   GAILEN J. HULL
                            Gailen J. Hull
                            Senior Vice President and
                            Principal Accounting Officer



Date:  November 17, 1999